EXHIBIT 10.5

BRONCUS TECHNOLOGIES, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS ON NOVEMBER 15, 2007

APPROVED BY THE STOCKHOLDERS ON JANUARY 9, 2008

1. Establishment of Plan. Broncus Technologies, Inc., a Delaware corporation (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Corporations (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), and “Corporate Group” shall refer collectively to the Company and all its Parents and Subsidiaries. “Participating Corporations” are the Company and any Parents or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Two million (2,000,000) shares of the Company’s Common Stock are initially reserved for issuance under this Plan. In addition, on each January 1 (commencing with the first January 1 after the first Offering Date and continuing on each of the next eight anniversaries of such date thereafter), the aggregate number of shares of the Company’s Common Stock reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of the Company Common Stock on the immediately preceding December 31 (rounded down to the nearest whole share and provided however, that if shares are to be added on January 1, 2009, such addition shall not exceed the greatest number of whole shares that does not exceed the product of one percent (1%) multiplied by a fraction, the numerator of which is the number of days between the date (the “Effective Date”) on which the Registration Statement covering the initial public offering of shares of the Company’s Common Stock is declared effective by the U.S. Securities and Exchange Commission and December 31, 2008, and the denominator of which is 365); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan shall not exceed fourteen million (14,000,000) shares of Common Stock. The number of shares reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.

3. Administration. This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4. Eligibility. Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(b) employees who are customarily employed for twenty (20) hours or less per week;

(c) employees who are customarily employed for five (5) months or less in a calendar year;

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations;

(e) employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and

(f) individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5. Offering Dates.

(a) The offering periods of this Plan (each, an “Offering Period”) may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period may consist of up to four (4) purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan.

(b) The initial Offering Period shall commence on the Effective Date and will end on the later of the last February 14 or August 14 to occur on or before the second anniversary of the Effective Date. The initial Offering Period shall consist of up to four

Purchase Periods with the first such Purchase Period running from the Effective Date to the first February 14 or August 14 that is more than six (6) months from the Effective Date and subsequent Purchase Periods running for six (6) months each. Commencing with August 15, 2008, a six-month Offering Period shall commence on each August 15 and February 15, consisting of one six-month Purchase Period respectively running from that August 15 to the next February 14 or from that February 15 to the next August 14.

(c) The first business day of each Offering Period is referred to as the “Offering Date,” however, for the initial Offering Period this shall be the Effective Date. The last business day of each Purchase Period is referred to as the “Purchase Date.” The Committee shall have the power to change these terms as provided in Section 25 below.

6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the Offering Date by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee, and timely satisfying any other eligibility requirements for participating in such Offering Period. Notwithstanding the foregoing, the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. Once an employee becomes a participant in an Offering Period, then such employee will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such employee’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.

8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The fair market value on the Offering Date; or

(b) The fair market value on the Purchase Date.

The term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable.

9. Payment Of Purchase Price; Payroll Deduction Changes; Share Issuances.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%) or greater than fifteen percent (15%) or such higher or lower limit as may be set by the Committee for a particular Offering Period. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums, bonuses and incentive compensation, plus draws against commissions, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may decrease (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective for the next payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning with the next payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below. A reduction of the payroll deduction percentage to zero shall be treated as such participant’s withdrawal from such Offering Period, and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

(g) During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10. Limitations on Shares to be Purchased.

(a) No participant shall be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such participant’s rights to purchase stock, that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Corporate Group), exceeds $25,000 in fair market value, determined as of the Offering Date, (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (hereinafter the “Maximum Share Amount”). The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) The Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any participant during any Offering Period, which shall then be the Maximum Share Amount for subsequent Offering Periods. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Amount shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(d) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11. Withdrawal.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c) If the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically withdraw such participant from the current Offering Period and enroll such participant in the subsequent Offering Period (and such current Offering Period shall end as of such subsequent Offering Period’s commencement). Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period and not applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, shall be refunded to such participant.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14. Capital Changes.

(a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, and the Maximum Share Amount, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split, or reverse stock split, or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company and including any such that occur from the date this Plan is adopted by the Board to the Effective Date; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Term; Stockholder Approval. This Plan will become effective on the Effective Date, however, no Offering Period shall commence until the time approved by the Committee and the Company has no obligation to ever implement any Offering Period. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the first Offering Date. No Offering Period shall commence on or after the tenth anniversary of the commencement of the first Offering Period to commence after the Effective Date.

22. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25. Amendment or Termination of this Plan. The Board, or Committee, may at any time, in its sole discretion, amend, terminate or extend the term of this Plan or any Offering Period or Purchase Period, except that any such termination cannot affect options previously granted under this Plan other than to advance the final Purchase Date under any Offering Period, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant. Further, no amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) increase the number of shares that may be issued under this Plan; or

(b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or

(c) extend the term of the Plan.